EXHIBIT 4.34






                            FLAGSTAR COMPANIES, INC.

                                       and

                           CONTINENTAL STOCK TRANSFER
                                 & TRUST COMPANY
                                       AS

                                  WARRANT AGENT




                                WARRANT AGREEMENT

                               Dated as of , 1997




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                                      INDEX

Section 1. Appointment of Warrant Agent..................................................................1

Section 2. Form of Warrant Certificates..................................................................1

Section 3. Signature and Registration....................................................................1

Section 4. Transfer, Split Up, Combination and Exchange of Warrant Certificates;
         Mutilated, Destroyed, Lost or Stolen Warrant Certificates.......................................2

Section 5. Subsequent Issue of Warrant Certificates......................................................3

Section 6. Exercise of Warrants; Exercise Price; Expiration Date.........................................3

Section 7. Cancellation and Destruction of Warrant Certificates..........................................4

Section 8. Reservation and Availability of Common Stock..................................................4

Section 9. Common Stock Record Date......................................................................5

Section 10. Adjustment of Exercise Price, Number of Shares or Number of Warrants
          ...............................................................................................5

Section 11. Certification of Adjusted Exercise Price and Number of Shares Issuable
          ..............................................................................................12

Section 12. Consolidation, Merger or Sale of Assets.................................................. 13

Section 13. Fractional Shares...........................................................................13

Section 14. Rights of Action............................................................................13

Section 15. Agreements, Representations and Warranties and Indemnity Obligations of
         Warrant Recipient and Warrant Certificate Holders........................................... 14

Section 16. Warrant Agent...............................................................................14

Section 17. Change of Warrant Agent.....................................................................15



Section 18. Issuance of New Warrant Certificates........................................................16

Section 19. Notice of Proposed Actions............................................................... 17


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Section 20. Reports.....................................................................................17

Section 21. Notices to Company, Warrant Agent and Warrant Holders.......................................17

Section 22. Supplements and Amendments..................................................................17

Section 23. Successors..................................................................................18

Section 24. Benefits of This Agreement..................................................................18

Section 25. New York Contract...........................................................................18

Section 26. Counterparts................................................................................18

Section 27. Descriptive Headings........................................................................19

EXHIBIT A:  Form of Warrant Certificate................................................................A-1


                                WARRANT AGREEMENT

         This Warrant Agreement, dated as of , 1997 (this "Warrant Agreement" or "Agreement"), is between [FLAGSTAR COMPANIES, INC.], a Delaware corporation (the "Company"), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY (the "Warrant Agent").

                              W I T N E S S E T H:

         WHEREAS, as set forth in a Registration Statement on Form S-4 originally filed as of March 24, 1997 and as amended thereafter (file no. 333-23875) (the "Registration Statement") and pursuant to the plan of reorganization as defined and described therein, the Company proposes to issue warrants as hereinafter described (the "Warrants") to purchase up to an aggregate of 3,010,753 shares, subject to adjustment as hereafter provided (the "Warrant Shares"), of the Company's common stock, par value $.01 per share (the "Common Stock"), each Warrant entitling the holder thereof to purchase one share of Common Stock, upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         SECTION 1. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the terms and conditions hereinafter set forth in this Agreement and the Warrant Agent hereby accepts such appointment. The Company may from time to time appoint such co-Warrant Agents as it may deem necessary or desirable.

         SECTION 2. FORM OF WARRANT CERTIFICATES. The Warrant Certificates (the "Warrant Certificates") (and the forms of election to purchase shares and assignment to be attached on the reverse thereto) shall be substantially of the tenor and purport recited in Exhibit A hereto and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Warrant Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrant Certificates may from time to time be listed, or to conform to usage. Subject to the provisions of Section 19 hereof, the Warrant Certificates shall be dated as of the date of issuance thereof by the Company, either upon initial issuance or upon transfer or exchange, and each warrant shall entitle the holder thereof to purchase one share of Common Stock each at the price per share set forth therein (the "Exercise Price"), but the number of such shares and the Exercise Price per share shall be subject to adjustments as provided herein.

         SECTION 3. SIGNATURE AND REGISTRATION. The Warrant Certificates shall be executed on behalf of the Company by the Chief Executive Officer or any Vice President, by facsimile signature and have affixed thereto a facsimile of the Company's seal which shall be attested by the Secretary or an Assistant Secretary of the Company by facsimile signature. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign each Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such an officer.

         The Warrant Agent will keep or cause to be kept, at its principal place of business, books for registration and transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant
Certificates, the number of Warrants evidenced on its face by each of the Warrant Certificates and the date of each of the Warrant Certificates.

         SECTION 4. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF WARRANT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN WARRANT CERTIFICATES. Subject to the provisions of Section 13 hereof, any Warrant Certificate, with or without other Warrant Certificates, may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates, entitling the registered holder to purchase a like number of shares of Common Stock as the Warrant Certificate or Warrant Certificates surrendered then entitled such holder to purchase. Subject to any restriction on transferability that may appear on a Warrant Certificate in accordance with the terms hereof or any "stop-transfer" instructions issued by the Company, any registered holder desiring to register the transfer of, or to split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Warrant Agent, and shall surrender such Warrant Certificate or Warrant Certificates at the stock transfer office of the Warrant Agent. Thereupon the Warrant Agent shall deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Warrant Certificates.

         Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Warrant Agent of all reasonable


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expenses incidental thereto, and upon surrender and cancellation of the Warrant
Certificate if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor to the Warrant Agent for delivery to the registered owner in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated.

         SECTION 5. SUBSEQUENT ISSUE OF WARRANT CERTIFICATES. Subsequent to their original issuance, no Warrant Certificates shall be issued except (a) Warrant Certificates issued upon any transfer, combination, split up or exchange of Warrants pursuant to Section 4 hereof, (b) Warrant Certificates issued in replacement of mutilated, destroyed, lost or stolen Warrant Certificates pursuant to Section 4 hereof, (c) Warrant Certificates issued pursuant to
Section 6 hereof upon the partial exercise of any Warrant Certificate to evidence the unexercised portion of such Warrant Certificate and (d) Warrant Certificates issued pursuant to Section 19 hereof. Nothing contained in this Agreement shall prohibit the Company from issuing from time to time additional Warrants, each representing the right to purchase Common Stock upon the terms and subject to the conditions set forth herein, or other warrants, options or rights to purchase securities issued by the Company.

         SECTION 6. EXERCISE OF WARRANTS; EXERCISE PRICE; EXPIRATION DATE. (a) The registered holder of any Warrant Certificate may exercise the Warrants evidenced thereby in whole or in part at any time upon surrender of the Warrant Certificates with the form of election to purchase on the reverse side thereof duly executed, to the Warrant Agent at the stock transfer office of the Warrant Agent in New York, New York, together with payment of the Exercise Price for each share of Common Stock as to which the Warrants are exercised, at or prior to 5:00 p.m. (Eastern Time) on , 2002 (the "Expiration Date"), which is the date on which the right to exercise the warrants will expire.

         (b) The Exercise Price for each Warrant Share purchased pursuant to the exercise of a Warrant shall initially be $21.19 and shall be subject to adjustment as provided in Section 10 hereof and shall be payable (i) in the form of cash or by certified or official bank check payable to the order of the Company, (ii) by tendering additional Warrants having a fair market value (equal to the closing sales price on the day prior to the date of such tender on the principal trading market therefor, if any, and otherwise as determined in good faith by the Board of Directors of the Company) equal to the Exercise Price or
(iii) any combination of cash or warrants.

         (c) Upon receipt of a Warrant Certificate, with the form of election to purchase duly executed, accompanied by payment of the Exercise Price for the shares to be purchased and an amount equal to any applicable transfer tax, the Warrant Agent shall thereupon promptly (i) requisition from any transfer agent of the Common Stock of the Company certificates for the number of whole shares of Common Stock to be purchased and, when appropriate, for the number of fractional shares to be sold by the Warrant Agent, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares, and (iii) promptly after receipt of such certificates cause the same to be delivered to or upon the order of the registered holder of such Warrant Certificate, registered in such name or names as may be designated by


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



such holder, and, when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Warrant Certificate.

         (d) In case the registered holder of any Warrant Certificate shall exercise less than all the Warrants evidenced thereby, a new Warrant Certificate evidencing Warrants equivalent to the Warrants remaining unexercised shall be issued by the Warrant Agent to the registered holder of such Warrant Certificate or to his duly authorized assigns, subject to the provisions of Section 13 hereof.

         (e) The Warrant Agent shall account promptly to the Company with respect to Warrant exercise and concurrently pay to the Company all monies received for the purchase of the Common Stock through the exercise of Warrants.

         SECTION 7. CANCELLATION AND DESTRUCTION OF WARRANT CERTIFICATES. All Warrant Certificates surrendered for the purpose of exercise, exchange, substitution or registration of transfer shall, if surrendered to the Company or to any of its agents, be delivered to the Warrant Agent for cancellation, or if surrendered to the Warrant Agent shall be cancelled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Warrant Agreement. The Company shall deliver to the Warrant Agent for cancellation and retirement, and the Warrant Agent shall so cancel and retire, any other Warrant Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Warrant Agent shall deliver all cancelled Warrant Certificates to the Company or shall, at the written request of the Company, destroy such cancelled Warrant Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         SECTION 8. RESERVATION AND AVAILABILITY OF COMMON STOCK. The Company covenants and agrees that it will cause to be reserved and kept available, out of its authorized and unissued Common Stock or its authorized and issued Common Stock held in its treasury, the number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.

         For so long as the Common Stock issuable upon the exercise of Warrants may be listed on any national securities exchange or on the NASDAQ National Market, the Company shall use its best efforts to cause all shares reserved for such issuance to be listed upon official notice of issuance upon such exercise.

         The Company covenants and agrees that it will take all such action as may be necessary to insure that all Common Stock delivered upon exercise of Warrants shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price), be duly and validly authorized and issued and fully paid and nonassessable shares.



                                        4

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         The Company further covenants and agrees that it will pay when due and payable, any and all Federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Warrant Certificates or of any certificates of Common Stock shares upon the exercise of Warrants. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Warrant Certificates or the issuance or delivery of certificates for Common Stock in a name other than that of the registered holder of the Warrant Certificate evidencing Warrants surrendered for exercise or to issue or deliver any certificates for Common Stock upon the exercise of any Warrants until any such tax shall have been paid (any such tax being payable by the holder of such Warrant Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         SECTION 9. COMMON STOCK RECORD DATE. Each person in whose name any certificate for Common Stock is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Warrant Certificate evidencing such Warrants was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding business day on which the Common Stock transfer books of the Company are open.

         PRIOR TO THE EXERCISE OF THE WARRANTS EVIDENCED THEREBY, THE HOLDER OF A WARRANT CERTIFICATE SHALL NOT BE ENTITLED TO ANY RIGHTS OF A SHAREHOLDER OF THE COMPANY WITH RESPECT TO SHARES FOR WHICH THE WARRANTS SHALL BE EXERCISABLE, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO VOTE, TO RECEIVE DIVIDENDS OR OTHER DISTRIBUTIONS OR TO EXERCISE ANY PREEMPTIVE RIGHTS, AND


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SHALL NOT BE ENTITLED TO RECEIVE ANY NOTICE OF ANY PROCEEDINGS OF THE COMPANY,
EXCEPT AS PROVIDED HEREIN.

         SECTION 10. ADJUSTMENT OF EXERCISE PRICE, NUMBER OF SHARES OR NUMBER OF WARRANTS. The Exercise Price, the number of Warrant Shares covered by each Warrant and the number of Warrants outstanding are subject to adjustments from time to time upon the occurrence of the events enumerated in this Section 10.

         (a) In case the Company shall at any time after the date of this Agreement (i) declare a dividend on the Common Stock payable in Common Stock,
(ii) subdivide the outstanding Common Stock into a greater number of shares,
(iii) combine the outstanding Common Stock into a smaller number of shares, or
(iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which such holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action. If after an adjustment a holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section. Such adjustment shall be made successively whenever any event listed above shall occur.

         (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 60 days after such record date) to subscribe for or purchase Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock (or having an initial conversion, exchange or exercise price per share of Common Stock, if a security convertible into or exchangeable or exercisable for, respectively, Common Stock) less than the current market price per share of Common Stock (as defined in Section 10(d)) on such record date, the Exercise Price shall be adjusted in accordance with the following formula:

                                                   O + N x P
                                         E' = E x      M
                                                     O + N

where:

         E'=      the adjusted Exercise Price.



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         E = the current Exercise Price.

         O = the number of shares of Common Stock outstanding on the record date.

         N = the number of additional shares of Common Stock offered.

         P = the offering price per share of the additional shares.

         M = the current market price per share of Common Stock on the record date.

         The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

         (c) In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) of the Company's assets (including cash), debt securities, preferred stock or rights or warrants (excluding those referred to in Section 10(b)), the Exercise Price shall be adjusted in accordance with the following formula:

                                            E' = E x   M - F
                                                           M

where:

         E'=      the adjusted Exercise Price.

         E =      the current Exercise Price.

         M = the current market price per share of Common Stock on the record date mentioned below.

         F = the fair market value on the record date of the assets, securities, preferred stock, rights or warrants applicable to one share of Common Stock and distributed to all holders of Common Stock. The fair market value shall be determined in good faith by the members of the Board of Directors of the Company (the "Board of Directors" or the "Board").

         The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of


                                        7

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stockholders entitled to receive the distribution. This subsection (c) does not apply to rights, options or warrants referred to in subsection (b) of this
Section 10 or to the payment of dividends or distributions payable out of consolidated earnings or earned surplus of the Company.

         (d) If the Company issues shares of Common Stock for a consideration per share less than the current market price per share on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the following formula:

                                              P
                                 E' = E x O + M
                                             A

where:

         E'=      the adjusted Exercise Price.

         E =      the then current Exercise Price.

         O = the number of shares outstanding immediately prior to the issuance of such additional shares.

         P = the aggregate consideration received for the issuance of such additional shares.

         M = the current market price per share on the date of issuance of such additional shares.

         A = the number of shares outstanding immediately after the issuance of such additional shares.

         The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

         The subsection (d) does not apply to:

                  (1) any of the transactions described in subsections (a), (b) and (c) of this Section 10;

                  (2) the exercise of Warrants, or the conversion or exchange of other securities convertible or exchangeable for Common Stock;

                  (3) Common Stock issued to the Company's employees under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of


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Common Stock when required by law, if such Common Stock would otherwise be covered by this subsection (d) (but only to the extent that the aggregate number of shares excluded hereby and issued after the date of this Warrant Agreement, together with the number then issuable pursuant to options contemplated by Section 10(e)(4) hereof, shall not exceed ___% of the Common
Stock outstanding on a fully diluted basis at the time of the adoption of each such plan, exclusive of antidilution adjustments thereunder);

                  (4) Common Stock issued upon the exercise of rights, options or warrants;

                  (5) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting;

                  (6) Common Stock issued in a bona fide private placement through a placement agent which is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the current market price attributable to restrictions on transferability of the Common Stock, as determined in good faith by the Board of Directors, shall exceed 20%); or

                  (7) Common Stock issued to acquire, or in the acquisition of, all or any portion of a business as a going concern, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise.

         (e) If the Company issues any securities convertible into or exchangeable or exercisable for Common Stock (other than securities issued in transactions described in subsections (a), (b) and (c) of this Section 10) for an aggregate consideration per share of Common Stock (which consideration shall equal the sum of (i) the amount per share of Common Stock paid for such security plus (ii) the amount per share of Common Stock payable upon exercise thereof) less than the current market price per share on the date of issuance of such securities, the Exercise Price shall be adjusted in accordance with the following formula:

                                                P
                                    E'= E x O + M
                                            O + D

where:

E'=      the adjusted Exercise Price.

E =      the then current Exercise Price.

O = the number of shares outstanding immediately prior to the issuance of such securities.

P = the aggregate consideration received (which consideration shall equal the sum of (i) the amount per share of Common Stock paid for such security plus
(ii) the amount per share of Common Stock payable upon exercise thereof).




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M =      the current market price per share on the date of issuance of such securities.

D = the maximum number of shares deliverable upon conversion or in exchange for such securities at the initial conversion or exchange rate.

         The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

         If all of the Common Stock deliverable upon conversion or exchange or exercise of such securities has not been issued when such securities are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange or exercise of such securities.

         This subsection (e) does not apply to:

                  (1) convertible securities issued in a bona fide public offering pursuant to a firm commitment underwriting;

                  (2) convertible securities issued in a bona fide private placement through a placement agent which is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the current market price attributable to restrictions on transferability of Common Stock issuable upon conversion, as determined in good faith by the Board of Directors, shall exceed 20%);

                  (3) convertible securities issued to acquire, or in the acquisition of, all or any portion of a business as a going concern, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger consolidation or otherwise;

                  (4) options to purchase Common Stock issued to the Company's employees under stock option plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law, if such employee stock options would otherwise be covered by this subsection (e) (but only to the extent that the aggregate number of shares of Common Stock into which options excluded hereby and issued after the date of this Warrant Agreement are exercisable, together with the aggregate number of shares of Common Stock excluded pursuant to Section 10(d)(3), shall not exceed 10% of the Common Stock outstanding on a fully diluted basis at the time of the adoption of each such plan, exclusive of antidilution adjustments thereunder.

         (f) For the purpose of any computation under Section 10(b), (c), (d) or
(e), the current market price per share of Common Stock on any date shall be deemed to be the average of Quoted Prices of the Common Stock for 20 consecutive trading days commencing 30 trading days before the date in question. The "Quoted Price" of the Common Stock is the last reported sales price of the Common Stock as reported by NASDAQ National Market, or if the Common Stock is listed on a securities exchange,


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



the last reported sales price of the Common Stock on such exchange which shall be for consolidated trading if applicable to such Exchange, or if neither is so reported or listed, the last reported bid price of the Common Stock. In the absence of such quotations on one or more such trading days, the Board of Directors shall determine the Quoted Price for such trading days on the basis of such quotations as it in good faith considers appropriate.

         (g) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 10(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10 shall be made to the nearest cent or to the nearest hundredth of a share as the case may be. Notwithstanding the first sentence of this Section 10(g), any adjustment required by this Section 10 shall be made no later than the earlier of two years from the date of the transaction which mandates such adjustment or the Expiration Date.

         (h) In the event that at any time, as a result of an adjustment made pursuant to Section 10(a), the holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Stock, the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 10(a) through (e), inclusive, and the provisions of Sections 6, 8, 9 and 13 with respect to the Common Stock shall apply on like terms to any such other shares.

         (i) All Warrants originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Warrant Shares into which such Warrants are exercisable (after giving effect to any adjustment thereto pursuant to Section 10(j) in connection with such adjustment to the Exercise Price), all subject to further adjustment as provided herein.

         (j) Unless the Company shall have exercised its election as provided in
Section 10(k), upon each adjustment of the Exercise Price as a result of the calculations made in Section 10(a), (b), (c), (d) or (e) each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest hundredth) obtained by (i) multiplying the number of Warrant Shares covered by a Warrant immediately prior to this adjustment of the number of shares by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

         (k) The Company may elect on or after the date of any adjustment of the Exercise Price to adjust the number of Warrants in lieu of (but not in addition to) any adjustment in the number of Warrant Shares as provided in Section 10(j). Each of the Warrants outstanding after such adjustment of the number of Warrants shall be exercisable for one Warrant
Share. Each Warrant held of record prior to such adjustment of the number of Warrants


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



shall become that number of Warrants (calculated to the nearest hundredth) obtained by dividing the Exercise Price in effect prior to adjustment of the Exercise Price by the Exercise Price in effect after adjustment of the Exercise Price. The Company shall make a public announcement of its election to adjust the number of Warrants, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but shall be at least 10 days later than the date of the public announcement. Upon each adjustment of the number of Warrants pursuant to this subsection (k) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Warrant Certificates on such record date Warrant Certificates evidencing, subject to Section 13, the additional Warrants to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Warrant Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Warrant Certificates evidencing all the Warrants to which such holders shall be entitled after such adjustment. Warrant Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Warrant Certificates on the record date specified in the public announcement.

         (l) Irrespective of any adjustment or change in the Exercise Price or the number of Warrant Shares, the Warrant Certificates theretofore and thereafter issued may continue to express the Exercise Price per share and the number of shares which were expressed upon the initial Warrant Certificates issued hereunder.

         (m) The Company may at any time reduce the Exercise Price to any amount (but not less than the par value of the Common Stock) for any period of time (but not less than 20 business days) deemed appropriate by the Board of Directors of the Company.

         (n) In any case in which this Section 10 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Warrant exercised after such record date the Common Stock and other capital stock of the Company, if any, issuable upon such exercise over and above the Common Stock and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment, provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         SECTION 11. CERTIFICATION OF ADJUSTED EXERCISE PRICE AND NUMBER OF SHARES ISSUABLE. Whenever the Exercise Price and the number of Warrant Shares are adjusted as provided in Section 10 above, the Company shall (a) promptly obtain a certificate of a firm of independent public accountants of recognized standing selected by the Board of

Directors (who may be the regular auditors of the Company) setting forth the Exercise Price as so adjusted, the number of shares of Common Stock issuable upon the exercise of each Warrant as so adjusted and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Warrant Agent and with each transfer agent for the Common Stock a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Warrant Certificate in accordance with Section 22.

         SECTION 12. CONSOLIDATION, MERGER OR SALE OF ASSETS. If the Company shall at any time consolidate or merge with one or more other corporations or transfer or lease all or substantially all of its assets to another person (other than a merger or consolidation of the Company in which the Company is the surviving corporation and which does not result in any reclassification or change of outstanding Common Stock), upon confirmation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of the Warrants would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrants before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger, or the person to which such sale conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in Section
10. The successor Company shall mail to you holders of Warrants a notice describing the supplement Warrant Agreement. If this Section 12 applies, Section 10 of this Agreement will not apply to the specific transaction, but shall apply thereafter.

         SECTION 13. FRACTIONAL SHARES. (a) The Company shall not be required to issue fractions of shares upon an exercise of the Warrants or to distribute share certificates which evidence fractional shares nor shall the Company be required to make any cash adjustment in respect of a fractional interest in a share, but the fractional interest to which any person is entitled shall be sold in the manner set forth in subsection (b) of this Section 13 by the Warrant Agent, acting as agent for the person entitled to such fractional interest, except as otherwise provided in such subsection.

         (b) The Warrant Agent shall remit to such person the proceeds of the sale of any such fractional interest sold by it as such agent. Fractional interests shall be non-transferable except by or to the Company acting as herein authorized. The Warrant Agent may sell fractional interests on the basis of market prices of the Common Stock as determined by the Company in its sole discretion. In lieu of making an actual sale of a fractional interest, the Company may value fractional interests without actual sale on the basis of the current market price of the Common Stock as determined by the Company in its sole discretion.

         (c) The holder of a Warrant, by the acceptance of the Warrant, expressly waives his right to receive any fractional share upon exercise of a Warrant.

         SECTION 14. RIGHTS OF ACTION. All rights of action in respect of this Agreement are vested in the respective registered holders of the Warrant Certificates; and any registered holder of any Warrant Certificate, without the consent of the holder of any other Warrant Certificate, may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Warrants evidenced by such Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

         SECTION 15. AGREEMENTS, REPRESENTATIONS AND WARRANTIES AND INDEMNITY OBLIGATIONS OF WARRANT RECIPIENT AND WARRANT CERTIFICATE HOLDERS. The Warrant Recipient and every holder of a Warrant Certificate by accepting the same acknowledges, consents and agrees with, and represents and warrants to the Company and with every other holder of a Warrant Certificate that:

         (a) transfer of the Warrant Certificates shall be registered on the registry books of the Warrant Agent only if surrendered at the stock transfer office of the Warrant Agreement, duly endorsed or accompanied by a proper instrument of transfer; and

         (b) prior to due presentment for registration of transfer, the Company and the Warrant Agreement may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary;

         SECTION 16. WARRANT AGENT. The Warrant Agent undertakes the duties and obligations of registrar for the Warrants imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants by their acceptance thereof, shall be bound:

         (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as described the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided;

         (b) The Warrant Agent shall not be responsible for the failure of the Company to comply with any of the covenants contained in this Agreement or on the Warrant Certificates to be complied with by the Company;

         (c) The Warrant Agent may consult at any time with counsel satisfactory to it and shall incur no liability or responsibility to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, provided the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel;

         (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

         (e) The Company agrees to pay to the Warrant Agent reasonable compensation for the services rendered by the Warrant Agent in the execution of this Agreement. The Company also agrees to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, expenses and counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence or bad faith;

         (f) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity;

         (g) Except as set forth in Section 13, the Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith; and

         (h) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer of the Company, or any Senior Vice President or the Treasurer of the Company, and to apply to such officers for advise or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

         SECTION 17. CHANGE OF WARRANT AGENT. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company notice in writing, and by giving notice in writing by first class mail, postage prepaid, to each registered holder of a Warrant Certificate at his address appearing in the Warrant register, specifying a date when such resignation shall take effect, which notice shall be sent at least 30 days prior to the date so specified. The Company may remove the Warrant Agent or any successor Warrant Agent upon 30 days' notice in writing, mailed to the Warrant Agent and any successor Warrant Agent and to each transfer agent of the Common shares by registered or certified mail, and to the holders of Warrant Certificates at their addresses appearing in the Warrant register. If the Warrant Agent shall resign or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of a Warrant Certificate, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company in good standing, incorporated under the laws of any State of the United States of America, and having its stock transfer office in New York, NY, and having at the time of its appointment as warrant agent a combined capital and surplus of at least $100,000,000. After appointment the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.


         SECTION 18. ISSUANCE OF NEW WARRANT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Warrants to the contrary, the Company may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the several Warrant Certificates made in accordance with the provisions of this Agreement.

         SECTION 19. NOTICE OF PROPOSED ACTIONS. In case the Company shall propose (a) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders its Common Stock (other than a cash dividend) or (b) to offer to the holders of its Common Stock rights or warrants to subscribe for or to purchase any additional Common Stock or shares of stock of any class or any other securities, rights or options or (c) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision or combination of outstanding Common Stock) or (d) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of the property, assets or business of the Company or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Warrant, in accordance with Section 21, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action , and in the case of any such action covered by clause (a) or (b) above at least ten days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any such action, at least ten days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier. The failure to give notice required by this Section 20 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.


         SECTION 20. REPORTS. The Company shall cause copies of all annual and other periodic reports, whether or not filed with the Securities and Exchange Commission, and whether or not the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, to be mailed to the Warrant Agent and to the holders of Warrants at their addresses appearing in the register maintained by the Warrant Agent to the same extent as such reports are furnished to the holders of Common Stock.

         SECTION 21. NOTICES TO COMPANY, WARRANT AGENT AND WARRANT HOLDERS. Notices or demands authorized by this Agreement to be given or made by the holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until notice of another address is given) as follows:

                           [Flagstar Companies, Inc.]
                           203 East Main Street
                           Spartanburg, South Carolina 29319-9966
                           Attention:  General Counsel


The principal office of the Warrant Agent where the Warrant Certificates may be presented for registration, transfer, exchange or exercise pursuant to the terms of this Agreement, and where notices and demands to or upon the Company in respect of the Warrants, Warrant Certificates, or this Agreement may be served shall be the office or agency for such purposes, which at the date hereof is:

                     Continental Stock Transfer & Trust Company
                     2 Broadway
                     New York, New York 10004
                     Attention: Compliance Department

Any such notice or demand shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent) to the Company or the Warrant
Agent at said address.

         Notices or demands authorized by this Agreement to be given or made by the Company to the holder of any Warrant Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         SECTION 22. SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates. In addition, the Company and the Warrant Agent may from time to time supplement or amend this Agreement with the consent of the holders of not less the majority of the Warrants (excluding Warrants held by the Company or any of its affiliates); provided, however, that no such amendment or supplement shall increase the Exercise Price, shorten the time within which holders may exercise their Warrants or decrease the number of Warrant Shares purchasable upon exercise of each Warrant (other than in accordance with Section 10) without the consent of each holder of Warrants adversely affected thereby.

         SECTION 23. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 24. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy, or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

         SECTION 25. NEW YORK CONTRACT. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

         SECTION 26. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 27. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and their respective corporate seals to be hereon affixed and attested, all as of the day and year first above written.

                                      [FLAGSTAR COMPANIES, INC.]


                                      By:
                                           James B. Adamson
                                           President and Chief Executive Officer
ATTEST

By:
         Rhonda J. Parish
         Secretary

                                      CONTINENTAL STOCK TRANSFER
                                        & TRUST COMPANY


                                      By:

                      [Form of Face of Warrant Certificate]            EXHIBIT A

                    NOT EXERCISABLE AFTER _____________, 2002

No.                                                                     Warrants
                               WARRANT CERTIFICATE

                           [FLAGSTAR COMPANIES, INC.]

         This Warrant Certificate certifies that , or registered assigns, is the registered holder of the number of Warrants set forth above (the "Warrants"), each of which entitles the holder to purchase (subject to adjustment) one share of Common Stock, par value $.01 per share (the "Common Stock"), of [Flagstar Companies, Inc.], a Delaware corporation (the "Company"). Each Warrant expires on __________, 2002 and entitles the holder upon exercise to receive from the Company one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the exercise price (the "Exercise Price") of $21.19 payable in lawful money of the United States of America (or, upon exercise and at the election of the holder of the Warrant, by delivery of Warrants as set forth in the Warrant Agreement referred to on the reverse hereof or, any combination of cash and Warrants) upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase duly executed and payment of the Exercise Price to the order of the Company at the stock transfer office of Continental Stock Transfer & Trust Company (the "Warrant Agent"), but subject to the conditions set forth herein and in the Warrant Agreement.

         As provided in the Warrant Agreement, the Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants evidenced by this Warrant Certificate are, upon the occurrence of certain events, subject to modification and adjustment.

         No Warrant may be exercised after 5:00 p.m., Eastern Time, on , 2002 (the "Expiration Date"), and to the extent not exercised by such time, such Warrants shall become void.


                  Neither the Warrants nor this Warrant Certificate entitles any holder or transferee hereof to the right to vote for or to consent to, or to receive notice as stockholder in respect of the meetings of stockholders for, the election of directors of the Company or any other matter, or any rights whatsoever of a stockholder of the Company.


         Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

         IN WITNESS THEREOF, [Flagstar Companies, Inc.] has caused this Warrant Certificate to be signed by its President and by its Secretary and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated: ___________, ___

                                                    [FLAGSTAR COMPANIES, INC.]

                                                    By:
                                                         Chief Executive Officer
ATTEST:

By:
         Secretary

                                                    CONTINENTAL STOCK TRANSFER
                                                     & TRUST COMPANY

                                                    By:
                                                       Authorized Officer

                          [Form of Warrant Certificate]

                                    [Reverse]

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring , 2002 entitling the holder on exercise to receive shares of Common Stock, and are issued pursuant to a Warrant Agreement dated as of , 1997 (the "Warrant Agreement"), between the Company and the Warrant Agent, which Warrant Agreement is hereby incorporated by referenced in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holder or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Warrant Agent.

                  Warrants may be exercised at any time prior to 5:00 p.m. on the Expiration Date. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the Form of Election to Purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash or by certified or official bank check payable to the order of the Company or, upon exercise and at the election of the Warrant holder, by delivery of Warrants as set forth in the Warrant Agreement or, any combination of cash and Warrants, at the stock transfer office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any cash dividends which may have accrued on any shares of Common Stock issuable upon exercise of this Warrant.

                  The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that either the number of shares of Common Stock issuable upon the exercise of each Warrant or the number of Warrants held by each holder also shall be adjusted. No fractions of a share of Common
Stock will be issued upon the exercise of any Warrant, but the Company will pay the amount, if any, received upon sale by the Warrant Agent of such fractional share.

                  Warrant Certificates, when surrendered at the stock transfer office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

                  Upon due presentation for registration of transfer of this Warrant Certificate at the stock transfer office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.


                  The Warrant Agent and the Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder)s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                          FORM OF ELECTION TO PURCHASE

     (To be executed if holder desires to exercise the Warrant Certificate)

TO [FLAGSTAR COMPANIES, INC.]

                  The undersigned hereby irrevocably elects to exercise _______ Warrants represented by this Warrant Certificate, to purchase the Common Stock issuable upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of:

Please insert social security or other identifying number:

 ................................................................................
 ......................
                         (Please print name and address)

If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the remainder of such Warrants shall be registered in the name of and delivered to:

Please insert social security or other identifying number:

 ................................................................................
 ......................
                         (Please print name and address)

Dated:                              ,

                                      ..........................................
                                                             Signature
                                      (Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate)
Signature Guaranteed:

                               FORM OF ASSIGNMENT

         (To be executed by the registered holder if such holder desires to transfer the Warrant Certificate)


                  FOR VALUE RECEIVED ___________________________________________
  hereby sells, assigns and transfers unto _____________________________________
________________________________________________________________________________



                  (Please print name and address of transferee)


  this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:                              , __

                                      Signature

Signature Guaranteed:







                                     NOTICE

                  The signature to the foregoing Assignment must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.